    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                         PRECISION RESPONSE CORPORATION
             (Exact name of registrant as specified in its charter)

                  FLORIDA                                     59-2194806
         (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                              --------------------

                             1505 N.W. 167TH STREET
                              MIAMI, FLORIDA 33169
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                               -------------------

                         PRECISION RESPONSE CORPORATION
                            1996 INCENTIVE STOCK PLAN

                         PRECISION RESPONSE CORPORATION
                   1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                 MARK J. GORDON
                             CHIEF EXECUTIVE OFFICER
                         PRECISION RESPONSE CORPORATION
                             1505 N.W. 167TH STREET
                              MIAMI, FLORIDA 33169
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 626-4600
                          (TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                    COPY TO:

                              ALAN D. AXELROD, ESQ.
                   RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN
                        2500 FIRST UNION FINANCIAL CENTER
                          200 SOUTH BISCAYNE BOULEVARD
                            MIAMI, FLORIDA 33131-2336
                                 (305) 374-7580

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                      PROPOSED              PROPOSED MAXIMUM
                                          AMOUNT TO BE            MAXIMUM OFFERING         AGGREGATE OFFERING          AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)          PRICE PER SHARE (2)           PRICE (2)            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
   COMMON STOCK, $0.01 PAR VALUE            2,028,268                   $34.88                 $70,745,988               $21,438
-----------------------------------------------------------------------------------------------------------------------------------


(1) Includes 1,931,684 shares issuable under the Precision Response Corporation 1996 Incentive Stock Plan and 96,584 shares issuable upon exercise of options granted or to be granted under the Precision Response Corporation 1996 Nonemployee Director Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon an average of the high and low prices reported on The Nasdaq Stock Market on January 8, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

                  1. The Registrant's Prospectus forming part of the Registrant's registration statement on Form S-1 (File No. 333-03209) declared effective on July 16, 1996, which Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act, and which contains the Registrant's audited financial statements for the fiscal years ended December 31, 1993, 1994 and 1995 (the "Prospectus");

                  2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30 and September 30, 1996; and

                  3. The description of the Registrant's Common Stock to be offered hereby which is contained in its registration statement on Form 8-A (File No. 0-20941) filed with the Commission and declared effective on July 16, 1996, including any amendments or reports filed for the purpose of updating such descriptions.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain legal matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for the Registrant by Rubin Baum Levin Constant Friedman & Bilzin ("Rubin Baum"), Miami, Florida. Richard D. Mondre, the Company's Executive Vice President, General Counsel and Secretary and a director, is currently "Of Counsel" to Rubin Baum and was previously a partner at that firm.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 607.0850 of the Florida Business Corporation Act (the "Statute") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

                  Article TWELFTH of the Amended and Restated Articles of Incorporation (the "Articles") and Article IX of the Bylaws (the "Bylaws") of the Registrant contain certain indemnification provisions adopted pursuant to authority contained in the Statute. The Articles contain a provision eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Statute. Under the Bylaws, the Registrant will indemnify any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against: (a) liability incurred in connection with any proceeding (other than an action by or in the right of the Registrant) to which such person was or is a party by reason of acting in any such capacity, and (b) expenses and amounts paid in settlement (not exceeding, in the judgment of the Registrant's board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of the Registrant to procure a judgment in its favor to which such person was or is a party by reason of acting in any such capacity, provided that: (i) such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) no indemnification shall be made in respect of any claim, issue or matter in any proceeding by or in the right of the Registrant as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. For purposes of Article IX of the Bylaws: (A) the term "expenses" includes counsel fees, including those for appeal; (B) the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; and (C) the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

                  Under the Bylaws, to the extent a director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of any proceeding described above, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. For all other indemnification which may be provided under the Bylaws in connection with any proceeding, unless made pursuant to a determination by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standard of conduct set forth in the Bylaws, which determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such quorum is not obtainable, or even if obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors or a committee thereof as prescribed by the Statute; or (d) by the shareholders by majority vote of a quorum consisting of shareholders who were not parties to such proceeding or if such a quorum is not obtainable, by a majority vote of shareholders who were not parties to such proceeding. Evaluation as to reasonableness of expenses and authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that if the determination of permissibility is made by independent legal counsel, then the board of directors or the committee thereof which appointed such legal counsel must evaluate the reasonableness of expenses. The Bylaws also permit the Registrant to pay expenses incurred by its officers, directors, employees, and agents in advance of the final disposition of a proceeding, provided that the Registrant may advance expenses to a director or officer only after receiving an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification pursuant to the Bylaws.

                  The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Registrant's Articles and Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Registrant or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

                  The Registrant has obtained liability insurance for the benefit of its directors and officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

Exhibit No.                                Description
-----------                                -----------

     [S]                   [C]
     4.1                   Amended and Restated Articles of Incorporation of the
                           Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                           S-1 initially filed on May 6, 1996 (File No.
                           333-03209), as amended (the "S-1 Registration
                           Statement")).

     4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (File No. 0-20941)).

     4.3 Precision Response Corporation 1996 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the S-1 Registration Statement).

     4.4 Precision Response Corporation 1996 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.2 to the S-1 Registration Statement).

     5.1 Opinion of Rubin Baum Levin Constant Friedman & Bilzin regarding legality of Common Stock.*

     15.1 Letter from Coopers & Lybrand L.L.P. regarding Unaudited Interim Financial Information.*

     23.1 Consent of Rubin Baum Levin Constant Friedman & Bilzin (included in Exhibit 5.1).

     23.2                  Consent of Coopers & Lybrand L.L.P.*

     23.3                  Consent of Gurland & Goldberg, P.A.*

     24.1                  Power of Attorney (see page II-7).

-----------------
*    Filed herewith.


ITEM 9.           UNDERTAKINGS.

                  (a)    The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 13, 1997.

                                   PRECISION RESPONSE CORPORATION



                                   By:  /s/ Mark J. Gordon
                                        --------------------------------------
                                        Mark J. Gordon
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Precision Response Corporation, do hereby constitute and appoint Mark J. Gordon and David L. Epstein, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                                                Title                                    Date
              ---------                                                -----                                    ----


    /s/ Mark J. Gordon                             Chairman of the Board and Chief                     January 13, 1997
-----------------------------------                Executive Officer (Principal Executive
     Mark J. Gordon                                Officer)


    /s/ Paul O'Hara                                Senior Vice President - Finance and                 January 13, 1997
-----------------------------------                Chief Financial Officer
     Paul O'Hara                                   (Principal Financial and Accounting
                                                   Officer)

    /s/ David L. Epstein                           Director                                            January 13, 1997
-----------------------------------
     David L. Epstein

    /s/ Richard D. Mondre                          Director                                            January 13, 1997
-----------------------------------
     Richard D. Mondre

    /s/ James F. Murray                            Director                                            January 13, 1997
-----------------------------------
     James F. Murray

    /s/ Bernard J. Kosar, Jr.                      Director                                            January 13, 1997
-----------------------------------
     Bernard J. Kosar, Jr.

    /s/ Christian Mustad                           Director                                            January 13, 1997
-----------------------------------
     Christian Mustad

    /s/ Neil A. Natkow                             Director                                            January 13, 1997
-----------------------------------
     Neil A. Natkow


                                INDEX TO EXHIBITS





      EXHIBIT
      NUMBER                                             DOCUMENT                                            PAGE
      ------                                             --------                                            ----

        4.1          Amended and Restated Articles of Incorporation of the
                     Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 initially filed on May 6, 1996 (File No. 333-03209), as amended (the
                     "S-1 Registration Statement")).

        4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form
                     10-Q for the fiscal quarter ended June 30, 1996 (File No.
                     0-20941).

        4.3          Precision Response Corporation 1996 Incentive Stock Plan
                     (incorporated by reference to Exhibit 10.1 to the S-1
                     Registration Statement).

        4.4          Precision Response Corporation 1996 Nonemployee Director
                     Stock Option Plan (incorporated by reference to Exhibit
                     10.2 to the S-1 Registration Statement).

        5.1          Opinion of Rubin Baum Levin Constant Friedman & Bilzin.*

       15.1          Letter from Coopers & Lybrand L.L.P. regarding Unaudited
                     Interim Financial Information.*

       23.1          Consent of Rubin Baum Levin Constant Friedman & Bilzin
                     (included in Exhibit 5.1).

       23.2          Consent of Coopers & Lybrand L.L.P.*

       23.3          Consent of Gurland & Goldberg, P.A.*

       24.1          Power of Attorney (see page II-7).


---------------

* Filed herewith.